UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2017

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3939 West Drive, Center Valley, PA 18034

(Address of Principal Executive Offices) (Zip Code)

(610) 797-9500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement

E-Pay Master Agreement

On January 31, 2017, JetPay Payment Services, FL, LLC (“JetPay FL”), a wholly owned subsidiary of JetPay Corporation (the “Company”), entered into an E-Pay Master Agreement (the “Agreement”) by and between JetPay FL and the Office of the Illinois State Treasurer ( the “State” or “Treasurer”). The Agreement provides, among other things, for JetPay FL to accept and process customers’ credit cards, debit cards and e-check payments for any unit of Illinois State or local government that the Treasurer offers the State’s electronic payment program (“E-Pay”) and provide related support services. The Agreement, which was awarded to JetPay FL through its participation in a Request for Proposal process, is for an initial term of six (6) years, unless earlier terminated in accordance with its terms. The Treasurer may, with the consent of JetPay FL, extend the Agreement for up to four (4) additional years.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On February 6, 2017, the Company issued a press release announcing the JetPay FL’s entry into the Agreement. A copy of the press release is attached to this report as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	E-Pay Master Agreement dated January 31, 2017 by and among JetPay Payment Services, FL and the Office of the Illinois State Treasurer.

99.1	Press Release dated February 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2017
JETPAY CORPORATION

	By:	/s/ Gregory M. Krzemien
Name: Gregory M. Krzemien
Title: Chief Financial Officer

Exhibit Index

Exhibit Number

10.1	E-Pay Master Agreement dated January 31, 2017 by and among JetPay Payment Services, FL and the Office of the Illinois State Treasurer.

99.1	Press Release dated February 6, 2017.